Exhibit 99.1

EFiled: Jan 31 2023 04:30PM EST Transaction ID 69041970 Case No. 2023-0113-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CHARGEPOINT HOLDINGS, INC.	C.A. No. 2023-____-_____

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner ChargePoint Holdings, Inc. (“ChargePoint” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205, seeking to have this Court validate a potentially defective corporate act as follows:

NATURE OF THE ACTION

1. Through this action, the Company seeks to resolve potential uncertainty and validate millions of shares of the Company’s common stock that are currently trading on the New York Stock Exchange (NYSE). Most of these shares were issued nearly two years ago and, until the Court issued an opinion in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022), there had never been any question about their validity.

2. Under 8 Del. C. § 242 and the July 25, 2019 Amended and Restated Certificate of Incorporation of the Company1 (Exhibit A, “2019 Charter”), the holders of a majority of the outstanding shares of common stock of the Company were required to approve, among other things, an amendment to the 2019 Charter to increase the aggregate number of authorized shares of common stock.

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The Company was originally formed as a Special Purpose Acquisition Company (SPAC) under the name Switchback Energy Acquisition Corporation (“Switchback”). Following the business combination between Switchback and ChargePoint, Inc., ChargePoint, Inc. became a wholly owned subsidiary of Switchback, which changed its name to ChargePoint Holdings, Inc.

3. Pursuant to its January 8, 2021 proxy statement (Exhibit B, the “Proxy”), the Company solicited stockholder approval to amend and restate its 2019 Charter, among other things, to increase the number of authorized shares of its Class A Common Stock from 200,000,000 to 1,000,000,000 shares of Common Stock (eliminating its Class B Common Stock and renaming Class A Common Stock as “Common Stock”) (the “Authorized Share Charter Amendment”). The Proxy stated that approval of the Authorized Share Charter Amendment would require the “affirmative vote (online or by proxy) of holders of a majority of the shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class” (the “Voting Standard”).

4. The Authorized Share Charter Amendment was approved at a February 2021 special meeting of stockholders (“Special Meeting”). Of 39,264,704 shares of common stock issued and outstanding as of the record date, there were 21,883,241 votes in favor, 593,793 votes against, and 390,303 abstentions for the Authorized Share Charter Amendment. Following the approval of the Authorized Share Charter Amendment, the Second Amended and Restated Certificate of Incorporation of the Company became effective upon filing with the Secretary of State of the State of Delaware (Exhibit C, “Current Charter”).

5. On February 26, 2021, the Company (then Switchback) completed its de-SPAC merger with ChargePoint, Inc. In connection with the transaction, the Company issued over 200 million additional shares of common stock. Just prior to closing, the Company also issued 22,500,000 shares of common stock in a PIPE financing transaction. Thus, immediately following the closing of the merger, the Company’s issued and outstanding shares of common stock (net of a small number of redemptions) increased to 277,768,357 shares. The Company’s common stock currently trades on the NYSE.

6. On December 27, 2022, the Court issued an opinion in Garfield v. Boxed that raises a potential question regarding the validity of the Authorized Share Charter Amendment and the Company’s associated use of the Voting Standard. Like this case, the defendant company in Boxed had sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with a de-SPAC transaction, and planned to apply a voting standard identical to the Voting Standard wherein approval of the amendment required the majority vote of Class A and B common stock voting as a single class. 2022 WL 17959766, at *1 (Del. Ch. Dec. 27, 2022). Prior to the scheduled vote, the plaintiff in Boxed wrote a letter claiming that the proposed voting structure violated the Class A common stockholders’ voting rights under Section 242(b) of the Delaware General Corporation Law (DGCL), leading the company to change the applicable voting standard to require a separate vote of the Class A common stock. Thereafter, the plaintiff filed a petition seeking fees for conferring a corporate benefit on the company and its stockholders. In determining whether the plaintiff in Boxed had conferred a corporate benefit worthy of fees, the Court considered the merits of his challenge to the initial voting standard, and specifically whether a combined vote of both Class A and Class B common stock would have violated Section 242(b)(2). Id. at *4. Noting that the certificate of incorporation only used the word “class” and not “series” to describe the authorized shares of common stock, id. at *7, the Court interpreted the certificate of incorporation of the defendant company as designating the Class A and Class B as each being a class of common stock, not as each being a series within the class of common stock, id. at *9. The Court also explained that it read the certificate of incorporation of the defendant company as authorizing three classes of stock in compliance with Section 102(a)(4) of the DGCL, as it listed the number of shares of Class A common stock, the number of shares of Class B common stock, and the number of shares of preferred stock, and set forth the par value of the shares in each. The Court further reasoned that the certificate of incorporation’s section on preferred stock vested the board with authority to provide for “one or more series of Preferred Stock” and to establish “the number of shares to be included in each such series” by resolution, complying with Section 102(a)(4)’s prescription for granting board authority to fix the number and terms of series of stock that are not provided in the certificate of incorporation by resolution, but the certificate of incorporation did not include any such provision fixing, or granting the board authority to fix, a series of common stock. Id. For those and other reasons, the Court held, in the context of ruling on a corporate benefit fee application, that Section 242(b)(2) of the DGCL required a separate Class A vote for the authorized share increase charter amendment.

7. Like the certificate of incorporation in Boxed, the 2019 Charter referred to the shares of common stock existing at the time as “Class A” and “Class B.” Section 4.1 of the 2019 Charter also set forth the number of shares and par value of Class A Common Stock, Class B Common Stock, and Preferred Stock. In addition, Section 4.2 of the 2019 Charter vested the Board with authority to provide for “one or more series of Preferred Stock” and to establish “the number of shares to be included in each such series” by resolution, whereas no such language existed for common stock.

8. The Court’s discussion of this issue in Boxed is not a final ruling on the merits and the Company believes that the conclusion in Boxed that the Class A Common Stock was a separate class and not a series of the class of Common Stock is incorrect. Regardless, the Company was represented by well-qualified counsel in connection with the Proxy and in determining the appropriate Voting Standard, and prior to the special meeting of stockholders to vote on the Authorized Share Charter Amendment, the Company did not receive any challenge to the application of that Voting Standard. The Company, accordingly, had an informed, good-faith belief that the Voting Standard was the correct voting standard to be applied to the vote on the Authorized Share Charter Amendment.

9. It is customary for SPACs to require that such an amendment be approved by a majority of Class A and Class B common stockholders voting as a single class, as each of Class A and Class B, prior to Boxed, had been considered a series of that single common stock class. Indeed, the 2019 Charter provides that the total shares the Company “is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), including (i) 200,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and (ii) 20,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).” 2019 Charter Art. IV, § 4.1 (emphasis added). The use of the word “including” and the segmented use of romanettes (i) and (ii) after the description of the class of Common Stock (subpart (a)) and before the descriptions of the Class A Common Stock and Class B Common Stock reasonably led the Company to view the Class A Common Stock and Class B Common Stock as two series within the class of “Common Stock.”

10. Moreover, Section 151(a) of the DGCL provides that “[e]very corporation may issue 1 or more classes of stock or 1 or more series of stock within any class thereof.” 8 Del. C. § 151(a). Accordingly, Delaware corporations may only authorize and issue shares of a class of capital stock or shares of a series within any class thereof. The DGCL does not permit a class of capital stock to reside within a class of capital stock. Instead, only a series may reside within a class of capital stock. Here, because the Class A Common Stock and Class B Common Stock reside within a class of capital stock – the Common Stock – the Company reasonably viewed the Class A and B as series within the class of Common Stock and not separate classes of capital stock. An alternative interpretation of the 2019 Charter would have resulted in two classes of capital stock within another class of capital stock, in violation of Section 151(a).

11. Nevertheless, the Court’s opinion in Boxed suggests that, or at the very least creates uncertainty as to whether, a court would view the Company’s Class A Common Stock as a separate class of stock. Under such a view, the Authorized Share Charter Amendment would have required a separate vote of the Class A Common Stock, which was not received.

12. As a result of the Court’s decision in Boxed, the validity of shares of Common Stock issued, or to be issued, in reliance on the Authorized Share Charter Amendment has become and will remain uncertain. Further, the Company is unable to identify which of its outstanding shares of Common Stock are subject to this uncertainty.

13. Expedited relief from this Court is therefore necessary to validate the Authorized Share Charter Amendment and subsequently issued shares of common stock, and thus resolve the uncertainty created by the Boxed decision.

PARTIES

14. The Company is a Delaware corporation originally formed as a SPAC under the name Switchback Energy Acquisition Corporation on May 10, 2019. The Company designs, develops and manufactures hardware and software solutions for electric vehicle charging stations, and also operates one of the largest online networks of electric vehicle charging stations.

FACTS

I.	The Proxy

15. On January 8, 2021, the Company filed the Proxy identifying eleven proposals to be voted on at the Special Meeting, including the Authorized Share Charter Amendment (Proposal No. 2).

16. The purpose of the increase in the number of authorized shares was:

“to provide adequate authorized share capital to (a) accommodate the issuance of shares of Class A Common Stock as part of the exchange for outstanding securities of ChargePoint at Closing (or reservation for issuance in respect of New ChargePoint options issued in exchange for outstanding pre-merger ChargePoint Options or in respect of New ChargePoint warrants issued in exchange for outstanding pre-merger ChargePoint Warrants) pursuant to the Business Combination Agreement, PIPE Financing, 2021 Plan, ESPP and the future conversion of outstanding warrants into shares of Class A Common Stock and (b) provide flexibility for future issuances of Class A Common Stock and Preferred Stock if determined by the New ChargePoint Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.”

Proxy at 153.

II.	The Special Meeting and Vote On Authorized Share Charter Proposal

17. There were 39,264,704 shares of common stock outstanding and entitled to vote at the Special Meeting, consisting of 31,411,763 shares of Class A Common Stock outstanding and 7,852,941 shares of Class B Common Stock outstanding. Id. at 29. As disclosed in the Company’s February 25, 2021 Form 8-K, the Authorized Share Charter Amendment received the affirmative vote of 21,833,241 shares, a majority of the approximately 39 million shares entitled to vote, and the Company believed the Authorized Share Charter Amendment had received the requisite stockholder vote and been approved.

18. Following the Special Meeting, the Company and its Board of Directors (“Board”) treated the approval of the Authorized Share Charter Amendment as valid, as evidenced by the Company’s subsequent actions and disclosures. As disclosed in the Company’s most recent quarterly report, filed on December 8, 2022, the Company had 341,531,034 shares of common stock outstanding as of October 31, 2022. 10-Q at 6.

III.	Harm To The Company and its Stockholders

19. The uncertainty regarding the Company’s capital structure, the validity of its stock, and the results of prior votes of its stockholders created by the Boxed decision is causing (and will continue to cause) the Company and its stockholders harm. The Company proposed the Authorized Share Charter Amendment in anticipation of issuing additional shares of Common Stock, and the Company has issued millions of shares more than were authorized under the 2019 Charter.

20. Without prompt relief from this Court validating the Authorized Share Charter Amendment, the Company faces the risk of immediate and significant irreparable harm due to the uncertainty as to the validity of the shares of Common Stock issued, or that may be issued, in reliance on the Authorized Share Charter Amendment. The Company cannot determine with certainty which stockholders hold stock authorized pursuant to the Authorized Share Charter Amendment, creating uncertainty as to past and future voting results. The uncertainty as to the validity of the Company’s outstanding shares – millions of which trade daily on the NYSE – could potentially cause market disruption, and lead to consequent loss of value for the Company’s stockholders and loss of eligibility to remain listed on the NYSE.

21. The uncertainty regarding the Company’s authorized capital stock also threatens to jeopardize the Company’s commercial and financial positions and its employee relationships. Like most public companies, the Company depends on the ability to regularly access the capital markets to fund its ongoing business and financial needs. Access to the capital markets depends on the ability to make representations and deliver opinions about the capitalization of the Company. For example, the Company has entered into an at-the-market (“ATM”) sales agreement to sell its common stock from time to time, the availability of which is subject to certain conditions, including the continuing accuracy of the Company’s representations regarding capitalization and the due authorization and valid issuance of shares that may be sold pursuant to the ATM program. Access to capital through financing transactions, including through potential sales pursuant to the ATM facility or other securities offerings, are important to the Company’s liquidity position; and the inability and uncertainty of the Company’s ability to access these sources of capital over the next several months could disrupt the Company’s cash management strategy and could lead to significant financial hardship. In addition, in the face of competition from significantly larger industry players in the market for chips, wireless components and other items needed to build electric charging stations, the Company must persuade commercial partners and suppliers that it is a reliable business partner. Consumers similarly choose the Company’s charging stations due to the company’s reliability. The lack of certainty regarding the Company’s authorized capital stock threatens to jeopardize those relationships. The Company also has outstanding various stock options, restricted stock units, warrants and convertible notes and will rely on use of its available authorized shares to fulfill associated obligations of those derivative securities, including as a means of compensating and incentivizing its employees with stock-based compensation.

22. Moreover, the Company is required to file its Annual Report on Form 10-K by April 3, 2023. Because there now exists uncertainty regarding the validity of the Company’s common stock, there is likewise uncertainty as to the statements and representations the Company is required to make in its Form 10-K, which could in turn impact the ability of the Company’s auditors to provide their required consent for the filing of such Form 10-K. The Company needs certainty regarding its authorized capital stock in order to continue to raise capital, execute on its business plan to provide direct to consumer electric charging stations across North America and Europe, and remain a going concern.

23. Furthermore, the Company is unable to ratify the Authorized Share Charter Amendment on a timely basis pursuant to Section 204 of the DGCL because any such ratification would require a vote of the holders of the Company’s valid stock under Section 204(d), and Article Eighth of the Current Charter prohibits such ratification by written consent in lieu of a meeting of stockholders. It is also unclear which stockholders would be able to vote on such a ratification. It has been nearly two years since the vote on the Authorized Share Charter Amendment, and the Company’s Common Stock has been actively traded on the NYSE since that date. As of the date of this filing, approximately 10 million shares of the Company’s stock trade daily. Thus, the Company has no practicable ability to effectively trace the shares that were issued prior to the Authorized Share Charter Amendment. Moreover, since the Company increased the number of outstanding shares of common stock to 277,768,357 in connection with the de-SPAC merger on February 26, 2021, even the 200,000,000 shares of Class A common stock authorized under the 2019 Charter could not be fully identified because a large portion of such shares were issued simultaneously with the shares in question under the Authorized Share Charter Amendment. As a result, even if the original 31,411,763 outstanding shares of Class A common stock could conceivably be traced, that would leave over 300 million shares of the Company’s issued and outstanding common stock as unable to vote on the ratification or at the upcoming annual meeting.

24. The Company respectfully seeks this Court’s assistance to validate the Authorized Share Charter Amendment and the resulting increase in the number of authorized shares of Common Stock, to prevent immediate and significant harm to the Company and its stockholders.

COUNT I

Validation of Corporate Acts Under 8 Del. C. § 205

25. The Company incorporates by reference and realleges each and every allegation contained above as if fully set forth herein.

26. The Company is authorized to bring this petition under 8 Del. C. § 205(a).

27. Under 8 Del. C. § 205(a), this Court may determine the validity of any corporate act, transaction and stock, and may determine the validity and effectiveness of any defective corporate act and any putative stock.

28. A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], (B) the certificate of incorporation or bylaws of the corporation ... if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

29. The Company filed and effectuated the Authorized Share Charter Amendment with the good faith belief that the Authorized Share Charter Amendment was adopted in compliance with Delaware law and the 2019 Charter.

30. The Company has treated the Authorized Share Charter Amendment as valid and treated all acts in reliance on the Authorized Share Charter Amendment as valid.

31. The Company issued shares of Common Stock in reliance on the effectiveness of the Authorized Share Charter Amendment, and has reflected those shares as issued and outstanding in its SEC filings, financial statements and third party agreements requiring it to indicate the number of authorized shares of Common Stock since the time they were issued.

32. Third parties, including financing sources, key business partners, stockholders, employees, directors and officers, have relied on the validity of the Authorized Share Charter Amendment and treated all acts in reliance on the Authorized Share Charter Amendment as valid.

33. On information and belief, no persons would be harmed by the validation of the Authorized Share Charter Amendment. The results of the Special Meeting and the filing of the Authorized Share Charter Amendment thereafter were all disclosed publicly, and actions have been taken in good-faith reliance thereon.

34. As previously noted, the Company and its stockholders may be imminently, irreparably harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company requests that this Court enter an Order and Final Judgment:

(a) validating and declaring effective the Authorized Share Charter Amendment, including the filing and effectiveness thereof;

(b) validating and declaring effective all shares of Common Stock issued in reliance on the effectiveness of the Authorized Share Charter Amendment; and

(c) awarding the Company such other and further relief as the Court deems just and proper.

POTTER ANDERSON & CORROON LLP

	By:	/s/ Kevin R. Shannon
OF COUNSEL:		Kevin R. Shannon (#3137)
Christopher N. Kelly (#5717)
James W. Ducayet		Justin T. Hymes (#6671)
Jarrett H. Gross		1313 N. Market Street
SIDLEY AUSTIN LLP		Hercules Plaza, 6th Floor
One South Dearborn Street		P.O. Box 951
Chicago, Illinois 60603		Wilmington, Delaware 19801
(312) 853-7000		(302) 984-6000

Attorneys for Petitioner
ChargePoint Holdings, Inc.
Dated: January 31, 2023

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